UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2006, the Board of Directors of Integral Systems, Inc. (“Integral”) adopted several amendments to the Amended and Restated By-laws of Integral (collectively, the “Amendments”), which amended those certain provisions of the Amended and Restated Bylaws relating to special meetings of the stockholders and the order and conduct of business at meetings of the stockholders. The Amendments empower the chief executive officer of Integral, in addition to certain other officers, to call special meetings of the stockholders and revise and establish the requirements and procedures for stockholders to call special meetings of the stockholders, including a provision that provides that a special meeting of stockholders shall be called by the Secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. In addition, the Amendments authorize the chairman of a meeting of the stockholders to prescribe the order of business, rules, regulations and procedures of such meeting. The Amendments are set forth in Amendment No. 1 to the Amended and Restated By-laws, which is filed, together with the Amended and Restated By-laws, as Exhibit 3.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendment No. 1 to the Amended and Restated By-laws of Integral Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: March 22, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated By-laws of Integral Systems, Inc., as amended by Amendment No. 1 to the Amended and Restated By-laws of Integral Systems, Inc.